Gibraltar Announces Second-Quarter 2018 Financial Results
Reports Revenues of $266.0 million, GAAP EPS of $0.70 and Adjusted EPS of $0.71
Revenues up 7% YOY; GAAP EPS up 71% YOY; Adjusted EPS up 65% YOY
Maintains Guidance for Full-Year 2018

Buffalo, New York, July 26, 2018 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets, today reported its financial results for the three- and six-month periods ended June 30, 2018. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
Second-quarter Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended June 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$266.0	$247.6	7.4%	$266.0	$247.6	7.4%
Net Income	$22.8	$13.2	72.7%	$23.1	$14.0	65.0%
Diluted EPS	$0. 70	$0.41	70.7%	$0.71	$0.43	65.1%

The Company reported second-quarter 2018 net sales of $266.0 million at the higher end of its expectations outlined in its first-quarter earnings release. The 7 percent year-over-year increase was driven by higher sales across all business segments.
GAAP and adjusted earnings exceeded the Company’s guidance due to improving performance in the Renewable Energy & Conservation and Industrial & Infrastructure businesses, the success of 80/20 simplification initiatives, a greater mix of higher-margin innovative products, better alignment of selling prices to material costs and a tax benefit related to performance share vesting. The adjusted amounts for the second quarter of 2018 and 2017 remove special items from both periods, as described in the appended reconciliation of adjusted financial measures.
Management Comments
“We delivered a strong second quarter as we achieved revenues at the high end of our guidance range and exceeded our earnings guidance,” said President and CEO Frank Heard. “Revenues benefited from strong domestic demand in the Renewable Energy & Conservation and Industrial & Infrastructure businesses, and from sales of new innovative products across our segments. On the bottom line, a greater mix of higher-margin innovative products, the impact of pricing actions, 80/20 simplification initiatives, and a tax benefit related to performance-based compensation resulted in a 71 percent year-over-year increase in GAAP EPS and a 65 percent increase in adjusted EPS.

“Four years into our transformation, we are now firmly in growth mode, where much of our work is centered on our ‘Innovation’ strategic pillar. While we are benefiting from ongoing operational excellence efforts, we are now squarely focused on driving sustainable organic growth through new product development. We have already made good progress, as innovative products advanced to 9 percent of revenues during the quarter, from 7 percent in 2017 and 4 percent in 2014.”

Second-quarter Segment Results

Residential Products
For the second quarter, the Residential Products segment reported:

	Three Months Ended June 30,
Dollars in millions	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$131.1	$127.3	3.0%	$131.1	$127.3	3.0%
Operating Margin	18.5%	17.7%	80 bps	18.5%	17.8%	70 bps

Second-quarter 2018 revenues in Gibraltar’s Residential Products segment were up 3 percent versus 2017 primarily due to pricing actions related to raw material cost increases.
Product mix and improved raw material cost recovery through pricing actions accounted for the increase in adjusted operating income. The adjusted operating margin for the second quarter of 2018 and 2017 removes the special charges for restructuring initiatives under the 80/20 program from both periods.

Industrial & Infrastructure Products
For the second quarter, the Industrial & Infrastructure Products segment reported:

	Three Months Ended June 30,
Dollars in millions	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$61.2	$57.6	6.3%	$61.2	$57.6	6.3%
Operating Margin	10.8%	5.9%	490 bps	10.8%	3.5%	730 bps

Second-quarter 2018 revenues in Gibraltar’s Industrial & Infrastructure Products segment were up 6 percent versus 2017, driven primarily by contributions from new innovative industrial products and pricing actions related to raw material cost increases. The Company expects continued demand for innovative products to enhance this segment’s profitability for the remainder of the year.
GAAP and adjusted operating margin improvement for the segment reflects operational efficiencies resulting from the Company’s 80/20 initiatives, higher demand for innovative products, and timing of pricing actions relative to material cost increases. This segment’s adjusted operating margin for the second quarter of 2018 and 2017 removes the special charges for restructuring initiatives under the 80/20 program and portfolio management activities.

Renewable Energy & Conservation
For the second quarter, the Renewable Energy & Conservation segment reported:

	Three Months Ended June 30,
Dollars in millions	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$73.7	$62.8	17.4%	$73.7	$62.8	17.4%
Operating Margin	13.0%	5.6%	740 bps	13.0%	8.1%	490 bps

Renewable Energy & Conservation segment revenues were up 17 percent year over year due to strong demand in both Gibraltar’s domestic renewable energy and conservation markets and continued traction of innovative products.
The second-quarter 2018 GAAP and adjusted operating margin reflects higher-margin product mix and 80/20 operational improvements. This segment’s adjusted operating margin for the second quarter of 2018 and 2017 removes the special charges for restructuring initiatives, senior leadership transition costs and portfolio management activities.
Business Outlook
“We are optimistic about the second half of the year as we expect our innovation projects to continue to gain traction across all of our segments,” said Heard. “At the same time, we are cautious about the domestic and global volatility and competitive pressures related to the impact of tariffs. In addition, we expect higher development costs as we execute on our new product initiatives. Our goals for 2018 continue to be to drive sustainable organic growth through the acceleration of new product development initiatives, implement 80/20 simplification projects, and seek value-added acquisitions in attractive end markets.”
Gibraltar is maintaining its guidance for revenues and earnings for full-year 2018. Gibraltar expects 2018 consolidated revenues to exceed $1 billion, considering modest growth across the Company’s end markets and continued traction from innovative products. GAAP EPS for the full year 2018 are expected to be in the range of $1.75 to $1.87, or $1.96 to $2.08 on an adjusted basis, compared with $1.95 and $1.71, respectively, in 2017.
For the third quarter of 2018, the Company is expecting revenue in the range of $285 million to $295 million as a result of continued traction from innovative products. GAAP EPS for the third quarter 2018 are expected to be between $0.54 and $0.61, or $0.65 to $0.72 on an adjusted basis.

FY 2018 Guidance Reconciliation
Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$93-99	9.2-9.6%	$22-23	$56-60	$1.75-1.87
Restructuring Costs	10	1%	3	7	0.21

Adjusted Measures	$103-109	10.2-10.6%	$25-26	$63-67	$1.96-2.08

Second-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the second quarter of 2018. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, portfolio management and acquisitions, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers primarily throughout North America and to a lesser extent Asia. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as macroeconomic factors including government monetary and trade policies, such as tariffs and expiration of tax credits along with currency fluctuations and general political conditions. Other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with the 80/20 simplification initiative and portfolio management actions, acquisition-related items, and other reclassifications. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement
Gibraltar expects to release its financial results for the three- and nine-month period ending September 30, 2018, on Thursday, November 1, 2018, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.
Contact:
Timothy Murphy
Chief Financial Officer
(716) 826-6500 ext. 3277
tfmurphy@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net Sales	$266,036	$247,627	$481,373	$454,232
Cost of sales	195,533	185,802	362,552	343,152
Gross profit	70,503	61,825	118,821	111,080
Selling, general, and administrative expense	38,229	36,895	72,704	76,471
Income from operations	32,274	24,930	46,117	34,609
Interest expense	3,130	3,550	6,399	7,126
Other expense (income)	13	353	(572)	407
Income before taxes	29,131	21,027	40,290	27,076
Provision for income taxes	6,294	7,853	9,101	9,906
Income from continuing operations	22,837	13,174	31,189	17,170
Discontinued operations:
Loss before taxes	—	(644)	—	(644)
Benefit of income taxes	—	(239)	—	(239)
Loss from discontinued operations	—	(405)	—	(405)
Net income	$22,837	$12,769	$31,189	$16,765
Net earnings per share – Basic:
Income from continuing operations	$0.72	$0.41	$0.98	$0.54
Loss from discontinued operations	—	(0.01)	—	(0.01)
Net income	$0.72	$0.40	$0.98	$0.53
Weighted average shares outstanding -- Basic	31,862	31,709	31,824	31,698
Net earnings per share – Diluted:
Income from continuing operations	$0.70	$0.41	$0.96	$0.53
Loss from discontinued operations	—	(0.01)	—	(0.01)
Net income	$0.70	$0.40	$0.96	$0.52
Weighted average shares outstanding -- Diluted	32,553	32,183	32,498	32,219

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$210,743	$222,280
Accounts receivable, net	171,642	145,385
Inventories	95,694	86,372
Other current assets	11,594	8,727
Total current assets	489,673	462,764
Property, plant, and equipment, net	93,221	97,098
Goodwill	320,875	321,074
Acquired intangibles	101,554	105,768
Other assets	4,597	4,681
	$1,009,920	$991,385
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$88,547	$82,387
Accrued expenses	65,174	75,467
Billings in excess of cost	15,527	12,779
Current maturities of long-term debt	400	400
Total current liabilities	169,648	171,033
Long-term debt	209,613	209,621
Deferred income taxes	31,196	31,237
Other non-current liabilities	38,567	47,775
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 32,755 shares and 32,332 shares issued and outstanding in 2018 and 2017	327	323
Additional paid-in capital	277,307	271,957
Retained earnings	306,375	274,562
Accumulated other comprehensive loss	(6,340)	(4,366)
Cost of 767 and 615 common shares held in treasury in 2018 and 2017	(16,773)	(10,757)
Total shareholders’ equity	560,896	531,719
	$1,009,920	$991,385

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017
Cash Flows from Operating Activities
Net income	$31,189	$16,765
Loss from discontinued operations	—	(405)
Income from continuing operations	31,189	17,170
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	10,345	11,006
Stock compensation expense	4,828	3,191
Net gain on sale of assets	(52)	(39)
Exit activity recoveries, non-cash	(662)	(2,737)
Other, net	709	628
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(22,048)	(14,446)
Inventories	(14,985)	2,245
Other current assets and other assets	(2,840)	(2,174)
Accounts payable	6,064	16,962
Accrued expenses and other non-current liabilities	(16,351)	(10,086)
Net cash (used in) provided by operating activities	(3,803)	21,720
Cash Flows from Investing Activities
Cash paid for acquisitions, net of cash acquired	—	(18,494)
Net proceeds from sale of property and equipment	2,929	12,778
Purchases of property, plant, and equipment	(3,704)	(3,274)
Net cash used in investing activities	(775)	(8,990)
Cash Flows from Financing Activities
Long-term debt payments	(400)	(400)
Purchase of treasury stock at market prices	(6,016)	(1,003)
Net proceeds from issuance of common stock	526	247
Net cash used in financing activities	(5,890)	(1,156)
Effect of exchange rate changes on cash	(1,069)	628
Net (decrease) increase in cash and cash equivalents	(11,537)	12,202
Cash and cash equivalents at beginning of year	222,280	170,177
Cash and cash equivalents at end of period	$210,743	$182,379

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2018
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Adjusted Financial Measures
Net Sales
Residential Products	$131,128	$—	$—	$131,128
Industrial & Infrastructure Products	61,561	—	—	61,561
Less Inter-Segment Sales	(368)	—	—	(368)
	61,193	—	—	61,193
Renewable Energy & Conservation	73,715	—	—	73,715
Consolidated sales	266,036	—	—	266,036

Income from operations
Residential Products	24,196	(29)	—	24,167
Industrial & Infrastructure Products	6,604	(28)	—	6,576
Renewable Energy & Conservation	9,556	(3)	—	9,553
Segments income	40,356	(60)	—	40,296
Unallocated corporate expense	(8,082)	223	153	(7,706)
Consolidated income from operations	32,274	163	153	32,590

Interest expense	3,130	—	—	3,130
Other expense	13	—	—	13
Income before income taxes	29,131	163	153	29,447
Provision for income taxes	6,294	40	43	6,377
Income from continuing operations	$22,837	$123	$110	$23,070
Income from continuing operations per share - diluted	$0.70	$0.01	$—	$0.71

Operating margin
Residential Products	18.5%	—%	—%	18.5%
Industrial & Infrastructure Products	10.8%	—%	—%	10.8%
Renewable Energy & Conservation	13.0%	—%	—%	13.0%
Segments Margin	15.2%	—%	—%	15.2%
Consolidated	12.1%	0.1%	0.1%	12.3%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2017
	As Reported In GAAP Statements	Acquisition & Restructuring Charges	Senior Leadership Transition Costs	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$127,252	$—	$—	$—	$127,252
Industrial & Infrastructure Products	57,926	—	—	—	57,926
Less Inter-Segment Sales	(314)	—	—	—	(314)
	57,612	—	—	—	57,612
Renewable Energy & Conservation	62,763	—	—	—	62,763
Consolidated sales	247,627	—	—	—	247,627

Income from operations
Residential Products	22,579	81	—	—	22,660
Industrial & Infrastructure Products	3,397	—	—	(1,379)	2,018
Renewable Energy & Conservation	3,492	—	252	1,369	5,113
Segments income	29,468	81	252	(10)	29,791
Unallocated corporate expense	(4,538)	148	73	—	(4,317)
Consolidated income from operations	24,930	229	325	(10)	25,474

Interest expense	3,550	—	—	—	3,550
Other expense	353	—	—	—	353
Income before income taxes	21,027	229	325	(10)	21,571
Provision for income taxes	7,853	86	124	(479)	7,584
Income from continuing operations	$13,174	$143	$201	$469	$13,987
Income from continuing operations per share - diluted	$0.41	$—	$0.01	$0.01	$0.43

Operating margin
Residential Products	17.7%	0.1%	—%	—%	17.8%
Industrial & Infrastructure Products	5.9%	—%	—%	(2.4)%	3.5%
Renewable Energy & Conservation	5.6%	—%	0.4%	2.2%	8.1%
Segments margin	11.9%	—%	0.1%	—%	12.0%
Consolidated	10.1%	0.1%	0.1%	—%	10.3%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2018
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Tax Reform	Adjusted Financial Measures
Net Sales
Residential Products	$235,076	$—	$—	$—	$235,076
Industrial & Infrastructure Products	116,185	—	—	—	116,185
Less Inter-Segment Sales	(589)	—	—	—	(589)
	115,596	—	—	—	115,596
Renewable Energy & Conservation	130,701	—	—	—	130,701
Consolidated sales	481,373	—	—	—	481,373

Income from operations
Residential Products	37,434	(195)	—	—	37,239
Industrial & Infrastructure Products	9,206	(513)	—	—	8,693
Renewable Energy & Conservation	13,618	133	178	—	13,929
Segments income	60,258	(575)	178	—	59,861
Unallocated corporate expense	(14,141)	267	458	—	(13,416)
Consolidated income from operations	46,117	(308)	636	—	46,445

Interest expense	6,399	—	—	—	6,399
Other income	(572)	—	—	—	(572)
Income before income taxes	40,290	(308)	636	—	40,618
Provision for income taxes	9,101	(106)	173	68	9,236
Income from continuing operations	$31,189	$(202)	$463	$(68)	$31,382
Income from continuing operations per share – diluted	$0.96	$(0.01)	$0.02	$—	$0.97

Operating margin
Residential Products	15.9%	(0.1)%	—%	—%	15.8%
Industrial & Infrastructure Products	8.0%	(0.4)%	—%	—%	7.5%
Renewable Energy & Conservation	10.4%	0.1%	0.1%	—%	10.7%
Segments margin	12.5%	(0.1)%	—%	—%	12.4%
Consolidated	9.6%	(0.1)%	0.1%	—%	9.6%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2017
	As Reported In GAAP Statements	Acquisition & Restructuring Charges	Senior Leadership Transition Costs	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$231,803	$—	$—	$—	$231,803
Industrial & Infrastructure Products	108,644	—	—	—	108,644
Less Inter-Segment Sales	(770)	—	—	—	(770)
	107,874	—	—	—	107,874
Renewable Energy & Conservation	114,555	—	—	—	114,555
Consolidated sales	454,232	—	—	—	454,232

Income from operations
Residential Products	38,220	245	—	—	38,465
Industrial & Infrastructure Products	3,360	—	—	381	3,741
Renewable Energy & Conservation	6,832	—	252	2,419	9,503
Segments income	48,412	245	252	2,800	51,709
Unallocated corporate expense	(13,803)	278	420	—	(13,105)
Consolidated income from operations	34,609	523	672	2,800	38,604

Interest expense	7,126	—	—	—	7,126
Other expense	407	—	—	—	407
Income before income taxes	27,076	523	672	2,800	31,071
Provision for income taxes	9,906	195	252	197	10,550
Income from continuing operations	$17,170	$328	$420	$2,603	$20,521
Income from continuing operations per share - diluted	$0.53	$0.01	$0.02	$0.08	$0.64

Operating margin
Residential Products	16.5%	0.1%	—%	—%	16.6%
Industrial & Infrastructure Products	3.1%	—%	—%	0.4%	3.5%
Renewable Energy & Conservation	6.0%	—%	0.2%	2.1%	8.3%
Segments margin	10.7%	0.1%	0.1%	0.6%	11.4%
Consolidated	7.6%	0.1%	0.1%	0.6%	8.5%